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                              IPALCO ENTERPRISES, INC.                                               EXHIBIT 11.1

                         Computation of Per Share Earnings

                For the Years Ended December 31, 1995, 1994 and 1993

YEAR ENDED DECEMBER 31, 1995:                                                                        Fully
                                                                              Primary               Diluted
Weighted Average Number of Shares                                           -----------           -----------
       Average Common Shares Outstanding at 12/31/95                        56,744,699            56,744,699
       Dilutive (Anti-Dilutive) Effect for Stock Options at 12/31/95           (12,762)              127,151
                                                                            -----------           -----------
       Weighted Average Shares at 12/31/95                                  56,731,937            56,871,850
                                                                            ===========           ===========
Net Income To Be Used To Compute Fully
   Diluted Earnings Per Average Common Share                                     (Dollars in thousands)
       Net Income                                                              $98,778               $98,778
                                                                            ===========           ===========
Earnings Per Average Common Share                                                $1.74 (a)             $1.74 (a)
                                                                            ===========           ===========

YEAR ENDED DECEMBER 31, 1994:                                                                        Fully
                                                                              Primary               Diluted
Weighted Average Number of Shares                                           -----------           -----------
       Average Common Shares Outstanding at 12/31/94                        56,610,877            56,610,877
       Anti-Dilutive Effect for Stock Options at 12/31/94                      (13,206)              (13,206)
                                                                            -----------           -----------
       Weighted Average Shares at 12/31/94                                  56,597,671            56,597,671
                                                                            ===========           ===========
Net Income To Be Used To Compute Fully
   Diluted Earnings Per Average Common Share                                     (Dollars in thousands)
       Net Income                                                              $92,994               $92,994
                                                                            ===========           ===========
Earnings Per Average Common Share                                                $1.64 (a)             $1.64 (a)
                                                                            ===========           ===========

YEAR ENDED DECEMBER 31, 1993:                                                                        Fully
                                                                              Primary               Diluted
Weighted Average Number of Shares                                           -----------           -----------
       Average Common Shares Outstanding at 12/31/93                        56,502,104            56,502,104
       Dilutive Effect for Stock Options at 12/31/93                           147,946               147,946
                                                                            -----------           -----------
       Weighted Average Shares at 12/31/93                                  56,650,050            56,650,050
                                                                            ===========           ===========
Net Income To Be Used To Compute Fully
   Diluted Earnings Per Average Common Share                                     (Dollars in thousands)
       Net Income                                                              $75,422               $75,422
                                                                            ===========           ===========
Earnings Per Average Common Share                                                $1.33 (a)             $1.33 (a)
                                                                            ===========           ===========


Note:
(a)  This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
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